Exhibit 23.4

Consent of Third-Party Qualified Person

Sims Resources LLC and its President, John Sims, in connection with the Registration Statement on Form S-3 (and any amendments, supplements and/or exhibits thereto, the “Registration Statement”) of Contango ORE, Inc. (the “Company”), hereby consent to:

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The public filing and/or incorporation by reference by the Company and use of the technical report summaries titled “Technical Report Summary on the Manh Choh Project, Alaska, USA” (the “Manh Choh TRS”), with an effective date of May 12, 2023, and “Technical Report Summary on the Lucky Shot Project Alaska, USA” (the “Lucky Shot TRS”), with an effective date of May 26, 2023, each of which was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (“S-K 1300”), as an exhibit to and referenced in the Registration Statement;

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The use of and references to their name, including their status as an expert or “qualified person” (as defined in S-K 1300) on the Company’s website, or in connection with the Registration Statement; and

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Any extracts from or summaries of the Manh Choh TRS or the Lucky Shot TRS on the Company’s website and in the Registration Statement and the use of any information derived, summarized, quoted or referenced from such technical reports, or portions thereof, that was prepared by them, that they supervised the preparation of and/or that was reviewed and approved by them, that is made available on the Company’s website or included in the Registration Statement.

Sims Resources LLC and John Sims are responsible for authoring, and this consent pertains to, the Manh Choh TRS and the Lucky Shot TRS. Sims Resources LLC and John Sims certify that they have read the Registration Statement and that it fairly and accurately represents the information in the sections of the Manh Choh TRS and the Lucky Shot TRS for which Sims Resources LLC and John Sims are responsible.

Dated: August 20, 2024
Executed by John Sims both in his individual capacity, and in his capacity as President of Sims Resources LLC

By:	/s/ John Sims
Name:	John Sims, AIPG CPG
Title:	President